CNA Insurance In Touch With Business

FOR IMMEDIATE RELEASE
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MEDIA:     Charles M. Boesel, 312/822-2592
           Katrina W. Parker, 312/822-5167

ANALYSTS:  Donald P. Lofe, Jr., 312/822-3993
           Robert V. Deutsch, 312/822-4242

               CNA EXTENDS EXPIRATION DATE OF RIGHTS OFFERING

CHICAGO, ILLINOIS, September 13, 2001 - CNA Financial Corporation (NYSE:
CNA) announced today that it has extended the expiration of its rights offering to 5:00 p.m. (EST) on Wednesday, September 19, 2001. CNA intends to consider additional extensions of the Expiration Date for each trading day beyond Thursday, September 13, 2001 that trading has not resumed on the New York Stock Exchange. The rights offering was to expire on September 14, 2001. The rights trade on the New York Stock Exchange under the symbol CNA.RT.

A copy of the prospectus may be obtained from Georgeson Shareholder Communications by calling (800) 223-2064, if you are not a bank or broker, or (212) 440-9800, if you are a bank or broker.


CNA is a leading insurance organization serving businesses and individuals with a broad range of insurance products and insurance-related services.
Since 1897, CNA has built on a foundation of financial strength, stability and commitment to customers and business partners. Visit CNA at www.cna.com. CNA is a registered service mark, trade name, and domain name of CNA Financial Corporation.


                         FORWARD LOOKING STATEMENT


The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believe," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, the impact of competitive products, policies and pricing; product and policy demand and market responses; development of claims and the effect on loss reserves; the performance of reinsurance companies under reinsurance contracts with CNA Financial Corporation and its subsidiaries (the Company); general economic and business conditions; changes in financial markets (interest rate, credit, currency, commodities and stocks); changes in foreign, political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings; changes in rating agency policies and practices; the results of financing efforts; changes in the Company's composition of operating segments; the actual closing of contemplated transactions and agreements and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.


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